UNISOURCE ENERGY CORPORATION



                        DIRECTOR STOCK UNIT AWARD PROGRAM



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                          UNISOURCE ENERGY CORPORATION
                        DIRECTOR STOCK UNIT AWARD PROGRAM

                                    ARTICLE I
                          PURPOSE AND AUTHORIZED SHARES

      This Program is adopted under, and is an exhibit to, the UniSource Energy Corporation 1994 Outside Director Stock Option Plan, as amended (the "Plan"). The effectiveness of this Program is conditioned upon shareholder approval of the Plan amendments that were submitted for shareholder approval at the 2002 annual meeting of shareholders.

      1.1.  PURPOSES.

      The purpose of this Program is to promote the ownership and retention of Shares by increasing the length of time that a Participant is committed to having a deemed investment in Shares.

      1.2.  SHARES AVAILABLE.

      The number of Shares that may be issued under the Plan as part of this Program with respect to any Stock Units credited hereunder is subject to any applicable Share limits set forth in the Plan, and such Shares issued under the Plan as part of this Program shall be charged against such limits. If a Qualifying Award is exchanged for Stock Units in accordance with the terms hereof, the Shares subject to such Qualifying Award shall not be charged against the limits of the Plan upon the termination of the Qualifying Award, but such Shares shall continue to be reserved under the Plan for subsequent payment with respect to the related Stock Units credited under this Program.

      1.3.  RELATIONSHIP TO PLAN.

      This Program (adopted under the Plan) and all rights under it are provided under and shall be subject to and construed consistently with the terms of the Plan, except as the context otherwise requires.


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                                   ARTICLE II
                                   DEFINITIONS

      Whenever the following terms are used in this Program they shall have the meaning specified below or, if no definition is set forth below, the meaning given to such term in the Plan, unless, in each case, the context clearly indicates to the contrary:

      "BENEFICIARY" or "BENEFICIARIES" shall mean the person, persons, trust or trusts (or similar entity), personal representative, or other fiduciary, last designated in writing by a Participant in accordance with the provisions of
Section 8.2 to receive the benefits specified hereunder in the event of the Participant's death. If there is no valid Beneficiary designation in effect that complies with the provisions of Section 8.2, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Company determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary or Beneficiaries shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Company that they are legally entitled to receive the benefits specified hereunder.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      "DCP" means the UniSource Energy Corporation Management and Directors Deferred Compensation Plan, as it may be amended from time to time.

      "DIVIDEND EQUIVALENT" shall mean the amount of cash dividends or other cash distributions paid by the Company on that number of shares of Common Stock equal to the number of Stock Units credited to a Participant's Stock Unit Account as of the applicable record date for the dividend or other distribution, which amount shall be credited in the form of additional Stock Units to the Stock Unit Account of the Participant, as provided in Section 5.2.

      "EFFECTIVE DATE" shall mean the date that this Program is adopted by the Board.

      "ELECTION PERIOD" shall mean the period of time within which an Eligible Director may file a Stock Unit Agreement with respect to a Qualifying Award, as set forth in this Program.

      "INTEREST RATE" shall mean the rate (quoted as an annual rate) that is 120% of the federal long-term rate for compounding on a quarterly basis, determined and published by the Secretary of the United States Department of Treasury under Section 1274(d) of the Code, for the month in which the interest is credited.

      "PARTICIPANT" shall mean any person who has Stock Units credited to a Stock Unit Account under this Program.

      "PROGRAM" shall mean this UniSource Energy Corporation Director Stock Unit Award Program, as it may be amended from time to time, adopted under the Plan.


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      "STOCK UNIT" or "UNIT" shall mean a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding Share (subject to Section 5.5) solely for purposes of this Program.

      "STOCK UNIT ACCOUNT" shall mean the bookkeeping account maintained by the Company on behalf of each Participant which is credited with Stock Units in accordance with Section 5.1(a) and Dividend Equivalents thereon in accordance with Section 5.2.

      "STOCK UNIT AGREEMENT" shall mean an agreement entered into between the Company and an Eligible Director in accordance with Section 3.2 pursuant to which the Eligible Director elects to receive a credit of Stock Units under this Program in lieu of a Restricted Stock Award under the Plan.

      "SUBACCOUNTS" shall mean subaccounts established and maintained under a Stock Unit Account (a) to reflect different vesting schedules, (b) to reflect different distribution elections made by a Participant, and/or (c) to track Stock Units corresponding to different Qualifying Awards exchanged by the Participant under this Program.


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                                   ARTICLE III
                                  PARTICIPATION

      3.1. GENERAL PARTICIPATION REQUIREMENTS. The group of persons eligible to participate in this Program shall be limited to those Eligible Directors of the Company from time to time.

      3.2. MANNER AND TIMING OF ELECTION. An election to participate in this Program with respect to a particular Restricted Stock Award must be made by the Eligible Director by completing and executing a form of Stock Unit Agreement which meets the requirements of Section 4.1 and submitting such form to the Company before the date the corresponding Restricted Stock Award would have otherwise been granted under the Plan, subject to such other timing requirements the Board may prescribe.

      3.3.  NO ABILITY TO REVOKE ELECTION.

      A Stock Unit Agreement is irrevocable by the Eligible Director once the Eligible Director has filed it with the Company.


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                                   ARTICLE IV
                      ELECTION TO RECEIVE STOCK UNIT AWARD

      4.1. FORM OF AGREEMENT. Each Stock Unit Agreement shall be in the form attached hereto as Exhibit A. Each Stock Unit Agreement shall expressly provide that the Eligible Director shall no longer be entitled to receive the Restricted Stock Award with respect to which such Stock Unit Agreement is filed.


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                                    ARTICLE V
                               STOCK UNIT ACCOUNTS

      5.1.  CREDITING OF STOCK UNITS.

      (a) CREDITING OF REGULAR STOCK UNITS. If an Eligible Director timely filed a Stock Unit Agreement with respect to a Restricted Stock Award that would otherwise have been granted under the Plan, the Eligible Director's Stock Unit Account shall be credited as of the date that the Restricted Stock Award would have otherwise been granted with a number of Stock Units equal to the number of shares of Common Stock that would have otherwise been subject to the corresponding Restricted Stock Award.

      (b) SUBACCOUNTS. The Company shall establish separate Subaccounts under a Participant's Stock Unit Account as necessary to separately account for Stock Units that are subject to different vesting schedules.

      (c) LIMITATIONS ON RIGHTS ASSOCIATED WITH UNITS. A Participant's Stock Unit Account shall be a memorandum account on the books of the Company. The Units credited to a Participant's Stock Unit Account shall be used solely as a device for the determination of the number of Shares to be eventually distributed to such Participant in accordance with this Program. The Units shall not be treated as property or as a trust fund of any kind. No Participant shall be entitled to any voting or other shareholder rights with respect to Units granted or credited under this Program. The number of Units credited (and the Common Stock to which the Participant is entitled under this Program) shall be subject to adjustment in accordance with Section 5.5 of this Program and Section 9 of the Plan.

      5.2.  DIVIDEND EQUIVALENT CREDITS TO STOCK UNIT ACCOUNTS.

      As of any applicable dividend or distribution payment date, a Participant's Stock Unit Account shall be credited with additional Units in an amount equal to the amount of the Dividend Equivalents divided by the Fair Market Value of a share of Common Stock as of the applicable dividend payment date. If the limit on the number of Shares available under this Program is reached, the Company may in its discretion credit or settle such amounts in cash.

      5.3.  VESTING.

      All Units credited to a Participant's Stock Unit Account with respect to a Restricted Stock Award shall vest at the same time and subject to the same terms and conditions as the related Restricted Stock Award would have vested had the Eligible Director not filed a Stock Unit Agreement with respect to that award.

      5.4.  DISTRIBUTION OF BENEFITS.

      (a) TIME AND MANNER OF DISTRIBUTION. A Participant shall be entitled to receive a distribution of Shares in an amount equal to the number of vested Units credited to the applicable Subaccount of his or her Stock Unit Account at such time as elected by the Participant and set forth in the Participant's Stock Unit Agreement related to such Subaccount. A Participant may elect any of the distribution commencement dates set forth in the form of Stock Unit Agreement. A Participant may elect a different distribution commencement date in each one of his or her


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Stock Unit Agreements. However, a Participant may have only one form of payment election (lump sum, or quarterly installments over 5, 10, or 15 years) in effect at any one time. In the event that all or a portion of a Participant's Units become distributable at any time, such distribution shall be made in the form last elected by the Eligible Director at least one year prior to the date such Units become distributable (or, if the Eligible Director had not made such an election at least one year before the date the Units become distributable, in the form elected by the Eligible Director on his or her first election).

      (b) EFFECT OF CHANGE IN CONTROL EVENT. Notwithstanding Section 5.4(a) and unless the Board provides in advance that no such acceleration shall occur in connection with a specific Change in Control, then upon the occurrence of a Change in Control, Shares equal in number to the vested Stock Units then credited to the Participant's Stock Unit Account shall be distributed immediately in a lump sum.

      (c) EFFECT OF DEATH OR DISABILITY. Notwithstanding Section 5.4(a), if a Participant dies or becomes disabled (as determined by the Board), then Shares equal in number to the vested Stock Units then credited to the Participant's Stock Unit Account shall be distributed in a lump sum as soon as administratively practicable after such event.

      (d) FORM OF DISTRIBUTION. Stock Units credited to a Participant's Stock Unit Account shall be distributed in a lump sum in an equivalent whole number of Shares. Fractional Share interests shall be disregarded, but may, in the Board's discretion, be paid in cash.

      (f) PAYMENTS TO MINORS OR PERSONS UNDER INCAPACITY. In the event any amount is payable under this Program to a minor, payment shall not be made to the minor, but instead shall be paid (i) to that person's then living parent(s) to act as custodian, (ii) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, (iii) if that person's parents are then divorced but have joint custody of that person, to either of the parents to act as custodian, or (iv) if no parent of that person is living, to a custodian selected by the Board to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Board decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

      5.5.  ADJUSTMENTS IN CASE OF CHANGES IN COMMON STOCK.

      (a) If any stock dividend, stock split, recapitalization, merger, consolidation, combination or other reorganization, exchange of shares, sale of all or substantially all of the assets of the Company, split-up, split-off, spin-off, extraordinary redemption, liquidation or similar change in capitalization or any distribution to holders of the Common Stock (other than cash dividends and cash distributions) shall occur, proportionate and equitable adjustments consistent with the effect of such event on shareholders generally (but without duplication of benefits if Dividend Equivalents are credited) shall be made in the number and type of Shares or other securities, property and/or rights contemplated hereunder and of rights in respect of Units and Stock Unit Accounts credited under this Program so as to preserve the benefits intended.


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The provisions of Section 9 of the Plan also shall apply to the Stock Units granted under the Plan in accordance with this Program.

      (b) If such an event results in any rights of shareholders to receive cash on a deferred basis, a corresponding adjustment shall be made to each Participant's Stock Unit Account to provide for the right to receive the appropriate amount of cash at such times and in such manner as otherwise provided under this Program and/or the applicable election made by the Participant in accordance with the terms of this Program. Any such right to receive cash shall be maintained as a cash balance credited to the Participant's Stock Unit Account. As of the last day of each calendar quarter, the Participant's Stock Unit Account shall be credited with earnings on the cash balance credited to such Stock Unit Account as of the last day of the preceding quarter or, if later, the date of such event, at a rate equal to the Interest Rate.


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                                   ARTICLE VI
                                 ADMINISTRATION

      This Program will be administered by the Board pursuant to its authority to administer the Plan. The Board shall have full discretion to construe and interpret the terms and provisions of this Program and to resolve any disputed question or controversy, which interpretation or construction or resolution shall be final and binding on all parties, including but not limited to the Company and any Eligible Director, Participant or Beneficiary, except as otherwise required by law.


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                                   ARTICLE VII
                         PROGRAM CHANGES AND TERMINATION

      7.1.  AMENDMENTS.

      The Board shall have the right to amend this Program in whole or in part from time to time or may at any time suspend or terminate this Program; provided, however, that no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Participant's rights with respect to Stock Units and Dividend Equivalents credited to his or her Stock Unit Account. Any amendments authorized hereby shall be stated in an instrument in writing, and all Eligible Directors shall be bound thereby upon receipt of notice thereof. Adjustments pursuant to Section
5.5 hereof or Section 9 of the Plan shall not be deemed amendments to this Program, the Stock Unit Accounts or the rights of Participants.

      7.2.  TERM.

      It is the current expectation of the Company that this Program shall be continued indefinitely, but continuance of this Program is not assumed as a contractual obligation of the Company. In the event that the Board decides to discontinue or terminate this Program, it shall notify Participants in this Program of its action in writing, and this Program shall be terminated at the time therein set forth. All Participants shall be bound thereby. In such event, the then credited benefits of a Participant shall be distributed at the time(s) and in the manner elected and provided under Section 5.4, subject to Sections
5.2 and 5.5.


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                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1.  LIMITATION ON PARTICIPANT'S RIGHTS.

      Participation in this Program shall not give any person the right to continued employment or service or any rights or interests other than as herein provided. No Eligible Director or Participant shall have any right to any payment or benefit hereunder except to the extent provided in this Program. This Program creates no fiduciary duty to Eligible Directors or Participants and shall create only a contractual obligation on the part of the Company as to such amounts; the Program shall not be construed as creating a trust. The Program, in and of itself, has no assets. Participants shall have rights no greater than the right to receive the Common Stock (and any cash as expressly provided herein) as a general unsecured creditor in respect of their Stock Unit Accounts.

      8.2.  BENEFICIARY DESIGNATION.

      Upon forms provided by and subject to conditions imposed by the Company, each Participant may designate in writing the Beneficiary or Beneficiaries whom such Participant desires to receive any Shares or amounts payable under this Program after his or her death. A Participant may from time to time change his or her designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation with the Company. However, if a married Participant wishes to designate a person other than his or her spouse as Beneficiary, such designation shall be consented to in writing by the spouse, which consent shall acknowledge the effect of the designation. The Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse's consent so provides. Notwithstanding the foregoing, spousal consent shall be unnecessary if it is established (to the satisfaction of the Company) that there is no spouse or that the required consent cannot be obtained because the spouse cannot be located. The Company may rely on the Participant's designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of this Program. Upon the dissolution of marriage of a Participant, any designation of the Participant's former spouse as a Beneficiary shall be treated as though the Participant's former spouse had predeceased the Participant, unless (a) the Participant executes another Beneficiary designation that complies with this
Section 8.2 and that clearly names such former spouse as a Beneficiary, or (b) a court order is presented to the Company that requires the former spouse be maintained as the Beneficiary. In any case where the Participant's former spouse is treated under the Participant's Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant's Beneficiary designation.

      8.3. STOCK UNITS AND OTHER BENEFITS NOT ASSIGNABLE; OBLIGATIONS BINDING UPON SUCCESSORS.

      Stock Units and other benefits of a Participant under this Program shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Program, or any interest therein shall not be permitted or recognized. These benefits will be exempt from the claims of creditors of any Participant or other claimants and from all orders, decrees, levies, garnishments or executions


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against any Participant to the fullest extent allowed by law. Notwithstanding the foregoing, the benefit payable to a Participant may be assigned, in full or in part, pursuant to a domestic relations order of a court of competent jurisdiction or, following the Participant's death, may be paid to the Participant's Beneficiary. Obligations of the Company under this Program shall be binding upon successors of the Company.

      8.4.  GOVERNING LAW.

      The validity of this Program or any of its provisions shall be construed, administered and governed in all respects under and by the laws of the State of Arizona.

      8.5.  SPECIFIC PLAN PROVISIONS.

      Sections 12.1, and 12.5 though 12.8, of the Plan are incorporated herein by this reference and are specifically applicable to this Program.

      8.6.  PAYMENTS ON BEHALF OF PERSONS UNDER INCAPACITY.

      In the event that any amount becomes payable under this Program to a person who, in the sole judgment of the Company, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Company may direct that such payment be made to any person found by the Company, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Company and its Subsidiaries.

      8.7.  CLAIMS PROCEDURE.

      A person who believes that he or she is being denied a benefit to which he or she is entitled under this Program (hereinafter referred to as "Claimant") may file a written request for such benefit with the Board, setting forth his or her claim. The request must be addressed to the Board at the Company's then principal executive offices.

      Upon receipt of a claim, the Board shall advise the claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Board may, however, extend the reply period for an additional ninety (90) days for special circumstances. If the claim is denied in whole or in part, the Board shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (i) the specified reason or reasons for such denial, (ii) the specific reference to pertinent provisions of this Program on which such denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary, (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and (v) the time limits for requesting a review set forth below.

      Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Board review its determination. Such request must be addressed to the Board at the Company's then principal executive offices. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Board. If the


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Claimant does not request a review within such sixty (60) day period, he or she shall be barred and estopped from challenging the Company's determination.

      Within sixty (60) days after the Board's receipt of a request for review, after considering all materials presented by the Claimant, the Board will inform the Claimant in writing, in a manner calculated to be understood by the Claimant, of its decision setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty
(60) day time period be extended, the Board will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty
(120) days after receipt of the request for review.


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      IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer effective as of May __, 2002.

                                    UNISOURCE ENERGY CORPORATION



                                    By:
                                         -------------------------------

                                    Print Name:
                                                 -----------------------------

                                    Its:
                                          ------------------------------------


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                                    EXHIBIT A

                          UNISOURCE ENERGY CORPORATION
                        DIRECTOR STOCK UNIT AWARD PROGRAM
                              STOCK UNIT AGREEMENT


      THIS STOCK UNIT AGREEMENT (this "AGREEMENT") is entered into by and between UNISOURCE ENERGY CORPORATION, an Arizona corporation (the "Company"), and __________________________ (the "Director") as of ______________, _________
(the "Effective Date").

                               W I T N E S S E T H

      WHEREAS, the Company has adopted the UniSource Energy Corporation 1994 Outside Director Stock Option Plan, as amended (the "Plan");

      WHEREAS, the Company has adopted a Director Stock Unit Award Program (the "Program") under the Plan;

      WHEREAS, the Director is currently an "Eligible Director" under the Program and is scheduled to be granted on or about ____________, _____ a restricted stock award under the Plan (the "Scheduled Restricted Stock Award" and the date such Scheduled Restricted Stock Award would have otherwise been granted is referred to as the "Award Date");

      WHEREAS, the Director is given the opportunity to elect to receive, in lieu of the Scheduled Restricted Stock Award, a credit of stock units under the Program on the terms and conditions set forth herein and in the Program (the "Stock Unit Award");

      WHEREAS, the Director desires to effect the Stock Unit Award in lieu of any and all rights that he or she may have (or may have otherwise had, as the case may be) to the Scheduled Restricted Stock Award; and

      WHEREAS, the Company and the Director desire to evidence the Company's grant of the Stock Unit Award and provide that the Company will, subject to the restrictions described below, transfer shares of the Company's Common Stock, no par value ("Common Stock"), to the Director upon the terms and conditions described herein and in the Program as soon as practical after the time established herein for such transfer;

      NOW, THEREFORE, in consideration of the services rendered and to be rendered by the Director, and other valued consideration, the receipt of which is hereby acknowledged, the parties agree to the terms and conditions set forth herein (including the terms and conditions of the Program and the Plan which are incorporated herein by reference).

1. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Program or, if not defined in the Program, in the Plan.


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2.    AWARD OF STOCK UNITS. Subject to the terms of this Agreement, the Company grants to the Director a Stock Unit Award as of the Award Date with respect to an aggregate number of Stock Units equal to the number of shares of Common Stock that would have otherwise been granted subject to the Scheduled Restricted Stock Award. The grant of Stock Units is, however, subject to the Director continuing as an Eligible Director through the Award Date.

3.    OWNERSHIP RIGHTS.

      (a) RESTRICTIONS ON TRANSFER. Neither the Stock Unit Award nor, at any time prior to the time that they have become vested and are issued and held of record by the Participant, any Shares underlying or issuable in respect of such award, nor any interest therein or amount payable in respect thereof, may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent and distribution.

      (b) DIVIDENDS; VOTING RIGHTS. The Director shall have no rights as a shareholder of the Company, including dividend rights (except as expressly provided in the Program with respect to the crediting of Dividend Equivalent Units) and voting rights, with respect to the Stock Units and any Shares underlying or issuable in respect of such Stock Units until such Shares are actually issued and held of record by him or her.

4. VESTING. The total number of Stock Units determined pursuant to Section 2 shall become vested on the third anniversary of the Award Date; provided, however, that such Stock Units shall be subject to accelerated vesting pursuant to Sections 8.2 and 10 of the Plan to the same extent as the Scheduled Restricted Stock Award would have been subject to those accelerated vesting provisions.

5. FORFEITURE OF STOCK UNITS. In the event that the Director's service as a member of the Board terminates for any reason prior to the third anniversary of the Award Date, then any Stock Units which are not then vested and do not vest in connection with such termination of service shall upon such termination of service automatically terminate and be forfeited to the Company; subject, however, to the accelerated vesting provisions of Section 8.2(a) of the Plan in the event the Director's service as a member of the Board terminates due to the Director's death, Total Disability (as defined in the Plan), or Retirement (as defined in the Plan). As provided in Section 8.3 of the Plan, there will be no pro-rated vesting if the Director's service terminates for any reason before the third anniversary of the Award Date (except as expressly contemplated by Section 8.2(a) of the Plan). Nothing contained in this Agreement constitutes an employment or service commitment by the Company or any affiliate, confers upon the Director any right to remain employed by or in service to the Company or any affiliate, interferes in any way with the right of the Company or any affiliate at any time to terminate such employment or service, or affects the right of the Company or any affiliate to increase or decrease the recipient's other compensation.

6. TIMING AND MANNER OF DISTRIBUTION OF STOCK UNITS. Subject to any changes imposed by or allowed under the provisions of the Program, the Director hereby irrevocably elects


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      to receive a distribution of his or her vested Stock Units credited under the Program pursuant to this Agreement, in shares of Common Stock, subject to and in accordance with the Program and the choices checked and initialed by the Director below (CHECK APPLICABLE BOX AND INITIAL ON CORRESPONDING LINE - MAKE ONE TIME OF PAYMENT ELECTION AND ONE FORM OF PAYMENT ELECTION):

         TIME OF PAYMENT

            |_| ________ The first business day of January of the EARLIER of (1) the year following the year in which I cease for any reason to be a member of the Board or (2) __________ (SPECIFY A YEAR - THE YEAR MAY NOT BE EARLIER THAN THE YEAR THAT THE CORRESPONDING RESTRICTED STOCK AWARD WOULD HAVE OTHERWISE VESTED); or

            |_| _______ The first business day of January of the year following the year in which I cease for any reason to be a member of the Board.

         FORM OF PAYMENT

            |_|  ________     A single lump sum payment.

            |_|  ________     Quarterly payments for 5 years.

            |_|  ________     Quarterly payments for 10 years.

            |_|  ________     Quarterly payments for 15 years.

      THE DIRECTOR UNDERSTANDS THAT THE FOREGOING DISTRIBUTION ELECTION IS IRREVOCABLE (EXCEPT AS EXPRESSLY PROVIDED IN THE PROGRAM), AND THAT THE PROGRAM AND THE PLAN PROVIDES FOR ADJUSTMENTS AND/OR ACCELERATION OF THE TIME OF PAYOUT IN CERTAIN CIRCUMSTANCES AND MAY BE TERMINATED PROSPECTIVELY BY THE BOARD.

      If any specified payment date is not a business day, the applicable date will be the next business day thereafter. Delivery of certificates representing the Shares will be made on or as soon as administratively practicable after the specified delivery date(s). Delivery of certificates will be made to the Director's last address reflected on the Company's books unless the Company is otherwise instructed in writing.

7. ADJUSTMENTS UPON SPECIFIED EVENTS. Upon the occurrence of certain events relating to the Company's stock contemplated by Section 5.5 of the Program and Section 5.9 of the Plan, the Company shall make adjustments if appropriate in the number of Stock Units contemplated hereby and the number and kind of securities that may be issued in respect of this Stock Unit Award.

8. RIGHTS WITH RESPECT TO SCHEDULED RESTRICTED STOCK AWARD. By execution and delivery of this Agreement the Director acknowledges (i) that he or she shall have no rights with respect to the Scheduled Restricted Stock Award, and (ii) that any attempt to effect the Scheduled Restricted Stock Award shall be of no effect. Notwithstanding anything else contained herein to the contrary, the Director shall have no right to effect both the Scheduled Restricted Stock Award and this Stock Unit Award.

9. FILING / ACCEPTANCE OF AGREEMENT. To become effective, this Agreement must be received by the Company prior to the Award Date. This Agreement is irrevocable by the Director.

10. PLAN AND PROGRAM. The award of Stock Units and any payment or delivery of shares in respect thereof, and all rights of the Director under this Agreement, are subject to all of the terms and conditions of the Plan and the Program, each of which is incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan or Program, the terms and conditions of the Plan or Program, as applicable, shall govern. Provisions of the Plan or Program that confer discretionary authority on the Board do not and shall not be deemed to create any rights in the Director unless such rights are expressly set forth herein or are otherwise conferred on the Director in the sole discretion, and by appropriate action, of the Board after the date hereof. By executing this Agreement, the Director represents that he/she is familiar with the terms and conditions of this Agreement and the Plan and Program, hereby acknowledges receipt of each of those documents and the current Prospectus for the Plan, and hereby elects this Stock Unit Award subject to all of the terms and conditions hereof.

11. ENTIRE AGREEMENT. This Agreement, the Plan and the Program together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, the Program and this Agreement may be amended pursuant to Section 11 of the Plan and Section 7.1 of the Program, as applicable. Any such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

12. GOVERNING LAW: This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona without regard to conflict of law principles thereunder.

      STOCK UNITS ARE UNSECURED GENERAL CREDIT OBLIGATIONS OF THE COMPANY.

[THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                    DIRECTOR

                                    -------------------------------------------
                                    SIGNATURE

                                    -------------------------------------------
                                    PRINT NAME

                                    -------------------------------------------
                                    UNISOURCE ENERGY CORPORATION,
                                    an Arizona corporation


                                    By:
                                        ---------------------------------------

                                    Name:
                                        ---------------------------------------

                                    Title:
                                           ------------------------------------

                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I - PURPOSE AND AUTHORIZED SHARES....................................1

      1.1.  Purposes.........................................................1

      1.2.  Shares Available.................................................1

      1.3.  Relationship to Plan.............................................1

ARTICLE II - DEFINITIONS.....................................................2

ARTICLE III - PARTICIPATION..................................................4

      3.1.  General Participation Requirements...............................4

      3.2.  Manner and Timing of Election....................................4

      3.3.  No Ability to Revoke Election....................................4

ARTICLE IV - ELECTION TO RECEIVE STOCK UNIT AWARD............................5

      4.1.  Form of Agreement................................................5

ARTICLE V - STOCK UNIT ACCOUNTS..............................................6

      5.1.  Crediting of Stock Units.........................................6

      5.2.  Dividend Equivalent Credits to Stock Unit Accounts...............6

      5.3.  Vesting..........................................................6

      5.4.  Distribution of Benefits.........................................6

      5.5.  Adjustments in Case of Changes in Common Stock...................7

ARTICLE VI - ADMINISTRATION..................................................9

ARTICLE VII - PROGRAM CHANGES AND TERMINATION...............................10

      7.1.  Amendments......................................................10

      7.2.  Term............................................................10

ARTICLE VIII - MISCELLANEOUS................................................11

      8.1.  Limitation on Participant's Rights..............................11

      8.2.  Beneficiary Designation.........................................11

      8.3.  Stock Units and Other Benefits Not Assignable; Obligations
            Binding Upon Successors.........................................11

      8.4.  Governing Law...................................................12

      8.5.  Specific Plan Provisions........................................12

      8.6.  Payments on Behalf of Persons Under Incapacity..................12

      8.7.  Claims Procedure................................................12

EXHIBIT A - FORM OF AGREEMENT..............................................A-1

                                          i